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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 21, 2008

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     Global Green Solutions Inc. (“GGRN”) and Valcent USA, Inc. (“VUI”) are each 50% members of Vertigro Algae Technologies LLC (“VAT”). VUI is a subsidiary of Valcent Products, Inc. (“Valcent”). On July 21, 2008, Valcent closed a private placement whereby it issued four secured, convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,428,160 plus a 30% redemption fee, for a maximum redemption amount equal to $3,156,608.

     The Notes are secured by all or substantially all of Valcent’s assets and are guaranteed by each of Valcent’s subsidiaries, being VUI, Valcent Management LLC, Valcent Manufacturing Ltd., VAT, and Valcent EU Limited (collectively referred to as the “Subsidiaries”). At closing, Valcent and each of the Subsidiaries executed a Security Agreement and a Patent, Trademark and Copyright Security Agreement.

     Each of the Subsidiaries executed a Guaranty Agreement whereby each of the Subsidiaries jointly and severally agreed to guaranty Valcent’s obligations to the investors. However, in regards to VAT, its guaranty (and its corresponding obligations under the Security Agreement) is limited to the lesser of (i) the balance due under the Notes, which may be up to $3,156,608 or (ii) advances made by Valcent to VAT while the Notes are outstanding.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 25th day of July, 2008.

GLOBAL GREEN SOLUTIONS INC.

BY:   ARNOLD HUGHES
         Arnold Hughes
         Principal Financial Officer, Principal Accounting
         Officer and Treasurer